                                                                    EXHIBIT 10.6

                                  LEASE BETWEEN
             SOBRATO INTERESTS III, a California Limited Partnership
                                       AND
                    ZYCON CORPORATION, a Delaware Corporation

                                TABLE OF CONTENTS


Section                                                                   Page #


1.  PARTIES:............................................................      1

2.  PREMISES:...........................................................      1

3.  USE:................................................................      1

4.  TERM:...............................................................      1

5.  THIS PARAGRAPH INTENTIONALLY DELETED................................      2

6.  LATE CHARGES:.......................................................      2

7.  CONSTRUCTION AND POSSESSION:........................................      2

8.  ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER...................      4

9.  USES PROHIBITED:....................................................      5

10. ALTERNATIONS AND ADDITIONS..........................................      5

11. LANDLORD'S AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS:....      5

12. MAINTENANCE OF PREMISES:............................................      6

13. INSURANCE:..........................................................      6

14. TAXES...............................................................      7

15. UTILITIES:..........................................................      8

16. WAIVER OF LIABILITY.................................................      8

17. ABANDONMENT:........................................................      8

18. FREE FROM LIENS:....................................................      8

19. COMPLIANCE WITH GOVERNMENTAL REGULATIONS:...........................      9

20. TOXIC WASTE AND ENVIRONMENTAL DAMAGES...............................      9

   A. TENANT'S RESPONSIBILITY...........................................      9

Section                                                         Page No.

   B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS....          9

   C. LANDLORD'S REPRESENTATIONS AND INDEMNITY............         10

   D. ACTUAL RELEASE BY TENANT............................         10

   E. ENVIRONMENTAL MONITORING............................         11

21. INDEMNITY:............................................         11

22. ADVERTISEMENTS AND SIGNS:.............................         12

23. ATTORNEY'S FEES:......................................         12

24. TENANT'S DEFAULT:.....................................         12

   24(a). REMEDIES:.......................................         13

   24.(b) RIGHT TO RE-ENTER:..............................         13

   24.(c) ABANDONMENT:....................................         13

   24.(d) NO TERMINATION:.................................         14

25. SURRENDER OF LEASE:...................................         14

26. HABITUAL DEFAULT......................................         14

27. LANDLORD'S DEFAULT:...................................         14

28. NOTICES:..............................................         14

29. ENTRY BY LANDLORD:....................................         15

30. DESTRUCTION OF PREMISES...............................         15

31. ASSIGNMENT OR SUBLEASE:...............................         16

32. CONDEMNATION:.........................................         19

33. EFFECTS OF CONVEYANCE:................................         19

34. SUBORDINATION:........................................         20

35. WAIVER:...............................................         20

36. HOLDING OVER:.........................................         20

37. SUCCESSORS AND ASSIGNS:...............................         20

Section                                                         Page No.


38. ESTOPPEL CERTIFICATES:................................         20

39. OPTIONS TO EXTEND:....................................         21

40. THIS PARAGRAPH INTENTIONALLY DELETED..................         21

41. THIS PARAGRAPH INTENTIONALLY DELETED..................         21

42. OPTIONS:..............................................         21

43. QUIET ENJOYMENT:......................................         21

44. BROKERS:..............................................         22

45. LANDLORD'S LIABILITY:.................................         22

46. AUTHORITY OF PARTIES:.................................         22

47. THIS PARAGRAPH INTENTIONAL DELETED....................         22

48. MISCELLANEOUS PROVISIONS:.............................         22

49. THIS PARAGRAPH INTENTIONAL DELETED....................         22

         1. PARTIES: THIS LEASE, is entered into on this 4th day of January, 1996, between Sobrato Interests III, a California Limited Partnership, and Zycon, a Delaware Corporation, hereinafter called respectively Landlord and Tenant.

         2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises described on the site plan proposed by Architectural Technologies dated 12/4/95, attached hereto, situated in the City of Santa Clara, County of Santa Clara, State of California, including improvements of:

                  Approximately a 59,000 square foot two story industrial building, with parking for approximately two hundred eight
                  (208) automobiles, described on plans prepared by Architectural Technologies dated 12/4/95, attached hereto as Exhibit "A" to be constructed at Landlord's expense. The Premises are to be constructed on approximately 3 acres as shown on the Site Plan prepared by Architectural Technologies dated 12/4/95 (the "Premises").

         3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Research, Office, and Light Manufacturing purposes including but not limited to the assembly and manufacture of printed circuit boards, provided that such assembly and manufacture shall be permitted by the 1994 Uniform Building Code F-1 Occupancy.

         4. TERM: The Term shall be for one hundred fifty (150) months, commencing on the 1st day of October, 1996 and ending on the 31st day of March, 2009, at the total rent or sum of NINE MILLION SEVEN HUNDRED THIRTY ONE THOUSAND ONE HUNDRED SEVENTY FIVE AND 00/100 ($9,731,175.00) DOLLARS, payable, without deduction or offset, in monthly installments as follows:

                           $'s/Month                        $'s/Year
                           ---------                        --------
         10/1/96 - 9/30/97        $ 56,050 x 12 =           $672,600
         10/1/97 - 9/30/98        $ 57,451 x 12 =           $689,415
         10/1/98 - 9/30/99        $ 58,888 x 12 =           $706,650
         10/1/99 - 9/30/00        $ 60,360 x 12 =           $724,317
         10/1/00 - 9/30/01        $ 61,869 x 12 =           $742,425
         10/1/01 - 9/30/02        $ 63,415 x 12 =           $760,985
         10/1/02 - 9/30/03        $ 65,001 x 12 =           $780,010
         10/1/03 - 9/30/04        $ 66,626 x 12 =           $799,510
         10/1/04 - 9/30/05        $ 68,291 x 12 =           $819,498
         10/1/05 - 9/30/06        $ 69,999 x 12 =           $839,985
         10/1/06 - 9/30/07        $ 71,749 x 12 =           $860,985
         10/1/07 - 9/30/08        $ 73,542 x 12 =           $882,509
         10/1/08 - 3/31/09        $ 75,381 x 06 =           $452,286

due on or before the first day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated in writing from time to time by Landlord. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

         Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of FIFTY SIX THOUSAND FIFTY AND 00/100 ($56,050.00) DOLLARS as prepaid rent for the first month's rent.

         5. THIS PARAGRAPH INTENTIONALLY DELETED.

         6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord or rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

         7. CONSTRUCTION AND POSSESSION: The Tenant Interior Improvements and Building Shell shall be constructed by independent contractors to be employed by and under the supervision of Sobrato Construction Corporation, as general contractor. The final plans for such Interior Improvements shall be prepared as expeditiously as possible and shall be subject to the reasonable approval by the parties, which approval shall not be unreasonably withheld or delayed. Landlord shall construct the Tenant Interior Improvements and Building Shell in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances.

         The Building Shell and Tenant Interior Improvements are generally described in Exhibit E. The final plans shall be consistent with Exhibit E and shall be based upon and consistent with the plan for the Building Shell attached as Exhibit A, and with the Tenant Floor Plans to be submitted as provided in Exhibit E.

         Landlord shall be responsible for and shall pay the entire cost of the Building Shell. Costs for all Tenant Interior Improvements shall be paid for by Tenant in cash within ten (10) days after Landlord has provided Tenant with written evidence of Landlord's progress payments to sub-contractors. Landlord to retain 10% from progress payment to sub-contractors until completion of punch list corrective work. All costs for Tenant Interior Improvements shall be fully documented to and verified by Tenant. Tenant reserves the right to require Landlord to secure three competitive bids from sub-contractors on any item costing in excess of TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) DOLLARS.

         Landlord and Tenant to execute a standard construction contract containing provisions customarily contained in such contracts providing reasonable protection to the interests of the parties. The final selection of the successful sub-contractors for the interior improvements shall be subject to Tenant's approval. Upon receipt of all competitive bids, Tenant shall retain the right to negotiate with any subcontractor subject to the reasonable approval of Lessor. Tenant to have the right to record a chattel mortgage, personal property lease, or other security interest on the lease hold improvements that it has paid for and that have become an integral part of the real estate; Tenant's rights hereunder will revert to the Landlord upon Tenant's surrender at the end of the term or sooner termination of this Lease.

         If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement date and the rent and rent schedule set forth in
Article 4 shall be revised to conform to the date of the Landlord's delivery of possession but the termination date for the initial term of the Lease shall continue to be March 31, 2009. If Tenant does not meet the plan delivery dates described below, or should Tenant substantially change such plans afterward, rental shall still commence on October 1, 1996 provided Landlord completes the Building Shell to a watertight condition by July 1, 1996 even if Tenant Improvements are not complete. The term of the Lease shall not commence until the Premises are Substantially Complete as defined herein. "Substantially Complete" shall mean that : (i) all necessary governmental approvals, permits, consents, and certificates have been obtained by or for Landlord for the lawful construction by Landlord, and occupancy by Tenant, (ii) all of the Premises' interior fully meet all of the Tenant Floor Plans A, (iii) all of the Premises' exterior substantially meets the applicable Tenant Floor Plans, including paved parking areas, and (iv) said interior is in a "broom clean" finished condition. If necessary, Landlord reserves the right to post a bond for the uncompleted portion of the landscaping. In the event items (i), (ii), (iii) and (iv) above are completed prior to October 1, 1996, Tenant agrees to accept such earlier completion date and agrees to pay a per diem rental in the amount of $1,868.00 for each day prior to October 1, 1996 that the premises are completed.

         Notwithstanding the above, if Landlord has not acquired title to the land and commenced construction of the Building Shell by June 1, 1996, Tenant may terminate this Lease as its sole remedy by giving Landlord written notice. Commencement of construction shall mean that Landlord has obtained all permits necessary to construct the Building Shell given the use contemplated hereby, and has commenced substantial excavation. The October 1, 1996 building delivery date contemplates that Tenant shall have provided Landlord with one-line drawings of Tenant wall layout and specifies all required electrical and mechanical equipment by March 1,

1996, and complete working drawings by April 1, 1996 and if Tenant fails to do so, the building delivery date shall be extended by one day for each day after the above dates until Tenant delivers such drawings.

         Provided further that Landlord shall complete the Building Shell to a watertight condition by July 1, 1996 and Tenant Interior Improvements by October 1, 1996 unless it has been delayed for causes beyond its reasonable control such as, but not limited to, strikes, unavailable equipment or materials, changes made by Tenant, or delays caused securing approval of governmental agencies. In the event of a delayed Lease Commencement Date beyond December 1, 1996 plus additional time for the unavoidable delays described above, Tenant is to receive one day of free rent for every day beyond December 1, 1996 that the Premises are not ready for Tenant's occupancy.

         8. ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER. When Tenant enters hereunder, Tenant shall accept the Premises as being in good and sanitary order, condition and repair, except for latent defects and except for the "punch list" to be provided Landlord within thirty (30) days after Tenant's occupancy. The Tenant agrees on the last day of the tern hereof, or on the sooner termination of this Lease, to surrender the Premises unto Landlord in good condition and repair, reasonable wear and tear consistent with first class office and light manufacturing uses excepted. "Good condition" shall mean that the interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting will be cleaned. Tenant shall ascertain from Landlord at least thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the Lease Commencement Date, reasonable wear and tear consistent with first class office and light manufacturing uses excepted, or to cause Tenant to surrender all alterations, additions, and improvements in place to Landlord. Tenant may request Landlord's decision at any time within six (6) months before the end of the Lease term and Landlord shall respond within thirty (30) days of Tenant's inquiry. Landlord's failure to respond within such period shall be deemed an election that Tenant surrender the Premises in their then current condition. If Landlord so elects as provided above, then Tenant shall remove such alterations, additions, and improvements as Landlord may require and shall repair and restore said Premises or such part or parts thereof to the condition before such removal, reasonable wear and tear excepted, before the termination of this Lease at Tenant's sole cost and expense. Tenant on or before the end of the Term or sooner termination of this Lease, shall remove all his or its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant. Upon removal of its personal property and trade fixtures from the Premises by Tenant, then Tenant shall be fully responsible to repair any damage to the Premises caused by such removal and to return the Premises upon which such personal property and trade fixtures were located to the condition as existed prior to the installation, reasonable wear and tear excepted. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any reasonable claims made by any succeeding tenant founded on such delay. As used in this Lease, the words "trade fixtures" shall include equipment.

         Provided further that Landlord hereby warrants that all work will be performed in a good workmanlike manner free of all defects in construction and/or materials for a period of one year after Tenant accepts possession plus a period of two years from acceptance for the roof membrane or any other waterproof conditions. Landlord to further assign all sub-contractor and material supplier's warranties to Tenant.

         9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the project or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or place any harmful liquids, waste materials, or hazardous materials in the domestic drainage system of or soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper or appropriately screened area unless completely enclosed in appropriate container that meets City approvals. See Article 20.

         10. ALTERNATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises, or any part thereof, without the written consent of Landlord first had and obtained based upon Tenant's delivering to Landlord the proposed architectural and structural plans for all such alterations; any addition or alteration to the said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such alterations or additions, until three (3) days from the receipt of such consent, or ten (10) working days after request for such consent, whichever is sooner, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Provided further that Tenant may make non-structural modifications to the premises costing less than FIFTY THOUSAND AND 00/100 ($50,000.00) per modification with a total of four (4) such modifications per year as long as Tenant provides Landlord an "As Built" drawing within ten (10) days following completion of the work.

         11. LANDLORD'S AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS:
Tenant acknowledges that this Lease is a net lease and the rental shall be paid to Landlord net of all taxes (as and to the extent provided in Article 14), utilities (as and to the extent provided in Article 15), insurance expenses (as and to the extent provided in Article 13), maintenance, service, janitorial, security and repair expenses (as and to the extent provided in Article 12) and other operating expenses commonly borne by tenants of like commercial buildings. Tenant shall pay all such expenses accruing after the Lease Commencement Date and during the term of this Lease. Lease costs and costs of management, financing and construction shall be Landlord's responsibility, except as otherwise provided in this Lease.

         Landlord will use its best effort to obtain separate tax assessments and insurance billings and separate utility meters for Tenant's building and leasehold improvements therein.

         Tenant will have the right to approve all vendors selected by Landlord that provide common area maintenance.

         12. MAINTENANCE OF PREMISES: Except as provided in Article 11 or below, Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof glazing, sidewalks, parking areas, plumbing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition and repair. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Tenant shall be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least annually, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. Landlord to be responsible for repairs or replacements of foundation, exterior walls (except painting), the structural portions of the roof, any problems caused by subsidence, and any defects in construction, workmanship or materials unless caused by Tenant's fault. All vinyl wall surfaces and floor tile are to be maintained in an as-good a condition as when Tenant took possession free of holes, gouges, or defacements, reasonable wear and tear excepted. Tenant agrees to limit attachments to vinyl wall surfaces exclusively to V-joints. Tenant agrees to water, maintain and replace, when necessary, any shrubbery and landscaping. Landlord to be responsible for landscape material replacement required for the first twelve (12) months of this Lease.

         13. INSURANCE: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause a cancellation of any insurance policy covering said Building, or any part thereof. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances. The Landlord agrees to purchase and keep in force fire, earthquake (if commercially available and if required by Institutional Lenders from time to time on the majority of similar industrial buildings in the City of Santa Clara), and extended coverage insurance covering the Premises in amounts not to exceed the actual insurable value of the Building, including the Premises, as determined by Landlord's insurance company's appraisers.

         Tenant's obligation to pay for Earthquake coverage shall be limited to a maximum additional cost over a normal fire and extended coverage policy of $35,000.00 per year subject to adjustment for Consumer Price Index increases utilizing October 1, 1996 as the base period or if no consumer price index is published for such period, then the nearest published information shall be utilized as the base.

         In addition, Tenant agrees to insure its additions, alterations, and those leasehold improvements paid for by Tenant which have become an integral part of the Building or real estate for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises of $10,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord, Sobrato Development Companies, and any future owner of the fee interest, and the Institutional Lender on the building as loss payees as their interests may appear on the property insurance and as an additional insured on the liability insurance; shall deliver a Certificate of Insurance, additional insured endorsement and renewal certificates to Landlord, fee owner, and Lender. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation or termination.

         Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which arise from any risk covered by their respective insurance policies, as set forth above. The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

         14. TAXES. Tenant shall be liable for all taxes levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during the Lease term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease term, and as they become due. It is understood and agreed that Tenant's obligation under this Article will be pro rated to reflect the commencement and termination dates of this Lease. Tenant's obligation for taxes shall not apply to taxes accruing before the Lease Commencement Date of this Lease. In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax.

         15. UTILITIES: Except as provided in Article 11, Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone, and other utilities supplied to the Premises. Tenant to pay for all sewer discharge fees charged by the City of Santa Clara.

         16. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to other person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any defined Services, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or its failure to furnish any of the foregoing.

         17. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the Term; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on Premises shall be deemed to be abandoned, at the option of the Landlord, except such property as may be mortgaged to Landlord.

         18. FREE FROM LIENS: Tenant shall keep the Premises and the Building in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant.

Provided further that Tenant shall have the right to contest such lien provided it posts a bond indemnifying Landlord in an equivalent amount at Tenant's sole cost and expense.

         19. COMPLIANCE WITH GOVERNMENTAL Regulations: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force provided further that Tenant reserves the right to contest such requirement and as a condition of such contest Landlord may require a bond be posted in a sufficient sum as Landlord reasonable determines is necessary to protect and indemnify Landlord's interest. All costs for such bond will be at Tenant's expense during the period of protest. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

         20. TOXIC WASTE AND ENVIRONMENTAL DAMAGES:

         A. TENANT'S RESPONSIBILITY: Except as may be permitted by the 1994 Uniform Building Code F-1 Occupancy, without the prior written consent of Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Landlord may impose reasonable conditions relating to the use of such hazardous materials and the surrender of the Premises including requiring Tenant to comply with all applicable closure requirements which may be imposed by applicable authorities.

         B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by (i) Tenant, or by
(ii) a third party through the surface soils of the Premises during the Lease Term. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims after request for defense by Landlord. This Indemnity under this Paragraph B does not apply to claims covered under Paragraph C.

         C. LANDLORD'S REPRESENTATIONS AND INDEMNITY: Landlord represents to Tenant that no Hazardous Materials (as defined in Paragraph A) exists at the Premises or any portion thereof. Landlord will provide Tenant, for Tenant's approval, with a copy of all Phase I, Phase II or other environmental reports within five days of Landlord's receipt of such reports. If any report obtained by Landlord prior to commencement of construction discloses the presence of Hazardous Material on the Premises, Tenant may, without further liability, cancel its obligations under this Lease within 10 days of receipt of such report. Landlord acknowledges and agrees that Tenant has no responsibility for the conditions existing as of the date of the execution of this Lease in, on, under or about the Premises or for any Hazardous Materials which Tenant can prove were introduced to, on, in, under or about the Premises by Landlord or its affiliated companies during construction. Landlord shall indemnify and hold Tenant and its officers, directors, agents and employees ("Tenant Indemnities") harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant Indemnitees arising from the presence of Hazardous Materials on the Premises as of the execution of this Lease or Hazardous Materials which were used, generated, permitted, admitted, disposed of or brought onto the Premises by Landlord during the Landlord's or Landlord's affiliated companies' construction of the Building as required by this Lease. Landlord's indemnification and hold harmless obligations include, without limitation, all of the items referred to in subparagraphs (i) and (ii) of Paragraph B and all costs of defending such claims after request for defense by Tenant. Landlord agrees that the foregoing obligations are material conditions of this Lease, and that such obligations shall survive any termination, cancellation or expiration of this Lease.

         D. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits which relate to, or orders which relate to the remedying of, the actual release of Hazardous Materials on or into the soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by
Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty
(20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which or failure to comply with, poses a foreseeable and material risk or contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agents and employees within the Building).

         In the event of any release on or into the Premises or into the soil or groundwater under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under Article 20.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as provided in Article 20.B of this Lease. Tenant shall provide Landlord prompt written notices of Tenant's monitoring cleanup and remedial steps.

         In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Article 20.D concerning the Level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of
Article 45 of this Lease.

         E. ENVIRONMENTAL MONITORING: Tenant shall permit Landlord and the Lender and its agents and representatives reasonable rights to enter the Premises during Tenant's normal business hours, and upon reasonable notice, to observe the Premises, take and remove soil or groundwater samples and conduct tests on the Premises, provided (1) that such inspection and testing and sampling do not interfere with Tenant's use of the Premises as otherwise permitted under the Lease; and (2) that the Lender, its agents and representatives execute an appropriate Confidentiality Agreement reasonably satisfactory to Lender and Tenant agreeing to hold confidential all information relating to Tenant's products, processes and business operations learned from such inspection; provided, however, that such confidentiality shall not apply to any release of Hazardous Materials or contamination of the Property, Improvements, soil or groundwater or any disclosure required by law.

         21. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said premises and for injuries to persons in or about said Premises, from any cause arising at any time, and Tenant will hold Landlord exempt and harmless form any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided, except for Landlord's proven negligence. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims. This Article shall not apply to an injury or damage to person or property arising out of any construction defect.

         22. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the City or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

         23. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action.

         24. TENANT'S DEFAULT:: The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant: (a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; (b) The abandonment or vacation of the Premises by Tenant; (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; (d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

         24(a). REMEDIES: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent," as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rental due hereunder. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

         24.(b) RIGHT TO RE-ENTER:In the event of any uncured monetary default as defined above or a default invoking a breach of Article 20 herein by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

         24.(c) ABANDONMENT: In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Article 24.(b) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Article 24.(a) above, then the provisions of California Civil Code Section 1951.4, as amended form time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any prorated cost of such reletting; third, to the payment of the cost of any prorated alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also by to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

         24.(d) NO TERMINATION: No re-entry or taking possession of the Premises by Landlord pursuant to 24.(b) or 24.(c) of this Article 24 shall be construed as an election to terminate this Lease unless a written notice of such intention to be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

         25. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Building and Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

         26. HABITUAL DEFAULT Notwithstanding anything to the contrary contained in Article 24, 24(a), (b), (c) and (d), the parties hereto agree that if the Tenant shall have defaulted in the performance of any monetary default or a default involving a breach of Article 20 herein of this Lease for three or more times during any twelve month period during the term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

         27. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord the reasonable opportunity to cure such failure prior to any claim for breach or for damages resulting from such failure.

         28. NOTICES: All notices given to Tenant may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed:

    Tenant at:                         Landlord at:
    Zycon Corporation                  Sobrato Interests III
    445 El Camino Real                 10600 North De Anza Boulevard, Suite 200
    Santa Clara, California  95050     Cupertino, California  95014

or such other address advised by Tenant or Landlord in writing, whether or not Tenant has departed from, abandoned or vacated the Premises. All notices shall be deemed received three (3) days after posting.

         29. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or the Building in which said Premises are situated, or for the purpose of making repairs, alterations to the Premises, or building on adjacent land leased by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. In the event of a substantial disruption to Tenant during such entry, Tenant will be entitled to reasonable reduction in rent determined by the percentage of the floor area of the building that can not be utilized by the Tenant; and Tenant shall permit Landlord and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

         30.DESTRUCTION OF PREMISES: If the Premises are damaged or destroyed from any cause during the term of this Lease (including option periods) Landlord will within thirty (30) days of the destruction, notify Tenant in writing: (1) whether or not the repairs can be made within one hundred fifty (150) days; (2) whether the destruction is a partial destruction as defined below; (3) if the destruction is an uninsured loss as defined below which Landlord declines to repair. Within thirty (30) days of such notice, either party may by written notice to the other terminate this Lease if the repairs cannot be made within one hundred fifty
(150) days, or if the loss is an uninsured loss unless the Landlord elects to repair the same or if destruction exceeds more than one-half (1/2) of the replacement cost of the premises. If Landlord fails to timely give the notice, Tenant shall have ninety (90) days after destruction to give notice of termination.

         In the event of a partial destruction of the Premises from any cause then, unless the Lease is terminated as provided above, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred fifty
(150) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the said Premises in the reasonable judgment of Landlord. In the event that Landlord does not elect to make such repairs, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of Tenant. For purposes of this Article "partial destruction" shall mean destruction to the extent of one-half (1/2) of the Replacement Cost of the Premises or less. In the event the Premises are more than partially destroyed, Landlord, or Tenant, may elect to terminate this Lease. If not so terminated, Landlord shall proceed with repairs, this Lease continuing in full force and the rent to be proportionately reduced as aforesaid. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article, the provision of
Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant. In all events a total or partial destruction of the Premises by an uninsured casualty with damage costing in excess of $500,000.00 to repair, such event shall terminate this Lease at the option of Landlord. In the event of any dispute between Landlord and Tenant relative to the provisions of this Article, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Landlord and Tenant, who shall bear the cost of such arbitration equally between them. In all events Landlord shall not be required to restore additions, alterations or improvements made by Tenant after commencement of this Lease or replace Tenant's fixtures or personal property. This exception shall not apply to the Tenant Interior Improvements covered by Article 7 provided sufficient insurance proceeds are available to Landlord to restore such improvements or modifications.

         If the Landlord does not rebuild the Premises, then Tenant shall be entitled to the prorated portion of insurance proceeds under the policy it carries under Article 13. The prorated portion shall be determined on a straight line basis over the original term of the Lease.

         31.ASSIGNMENT OR SUBLEASE: In the event Tenant should desire to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, except as provided in Article 7, or sublet the Premises or any part thereof, Tenant shall give

Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublet. After Tenant has located a subtenant satisfactory to Tenant, it shall provide further notice to Landlord. This further notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of five (5) working days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space,
(ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within said five (5) working day period, Landlord shall be deemed to have elected option (ii) above. Except as provided below, any rent or other consideration realized by Tenant under any such sublease and assignment in excess of the monthly rental installments payable hereunder, and all expenses payable under Article 11 less reasonable subletting and assignment costs, and costs payable by Tenant to modify the premises to suit the sub-tenant, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. Tenant shall first receive its subletting and modification costs without interest before dividing any excess profits with Landlord. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

         If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (a) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (b) from and after such date, the rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises.

         If Landlord does not exercise its option to terminate this Lease, Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld provided and upon condition that:

                  (a) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, and the Premises, or the relevant part thereof, will be used in such a manner, that:
         (ii) is limited to the use expressly permitted under this Lease;

                  (b) The proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the responsibility involved and Landlord has been furnished with reasonable proof thereof;

                  (c)      THIS PARAGRAPH INTENTIONALLY DELETED

                  (d) The proposed sublease shall be in form reasonably satisfactory to Landlord;

                  (e) There shall not be more than two (2) subtenants of the Premises at any one time;

                  (f)      THIS PARAGRAPH INTENTIONALLY DELETED

                  (g) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the granting of any requested consent;

                  (h) Landlord will not withhold consent to an assignment or a sublease of the Premises if Landlord does or is required to consent to an assignment or sublease of 445 El Camino Real, Santa Clara, 435 El Camino Real, Santa Clara, or 1270 Cambell Avenue, San Jose.

         Any sublease or assignment executed with the consent of Landlord shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs, as described in Article 24 above.

         Any assignment or transfer shall be made only if and shall not be effective until the assignee shall execute, acknowledge and deliver to landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed.

         If Tenant is a corporation or partnership, all the above provisions shall apply to a transfer (by one or more transfers) of a majority of the stock of the corporation or the majority of ownership or control of the partnership, as if such transfer were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or partnership that controls, is controlled by, or is under common control with Tenant, provided that, in any such events: (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant immediately prior to such transfer; and (ii) proof satisfactory to Landlord of such newt worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

         Notwithstanding the above, the sale or transfer of a majority of the Tenant's shares shall not constitute as assignment so long as immediately after such sale or transfer the corporation meets the net worth criteria set forth above. Without limiting the above, the issuance of new shares by Zycon in any private or public offering and the sale of any stock of existing shareholder in connection therewith, shall not constitute as assignment of the lease, provided the net worth of Tenant immediately following such sale is no less than the net worth of Tenant immediately prior to such stock sale.

         Notwithstanding the above, Tenant may assign this Lease without Landlord's consent to any corporation resulting from the merger or consolidation with Tenant or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern of the business that is being conducted on the Premises provided that the assignee meets the net worth criteria set forth above and provided such assignee agrees in writing to abide by all of the terms of this Lease. Only the amount allocated to the Lease in the agreement between Tenant and the purchaser of the business shall be considered rent for purposes of the 50/50 sharing provided in the first paragraph of this Article 31.

         The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the sole election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee.

         32. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemn or purchase, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. Tenant to be notified in writing by Landlord of any pending or threatened condemnation proceedings within a reasonable period of time after Landlord's knowledge of same and whether Landlord intends to terminate the lease so as to give Tenant a reasonable opportunity to locate new facilities. If all of the Premises be taken, then Landlord and Tenant shall share in the balance of the compensation remaining after the application of the condemnation provisions of any existing Mortgage covering the Premises. The compensation shall be divided between Landlord and Tenant in proportion to the relative amounts spent by Landlord for the Building; shell and the appraised value of the land at the time of condemnation and Tenant for the Building shell Tenant Improvements as provided in this Lease. Tenant's share of the compensation shall not exceed the depreciated value of the improvements as provided in this Lease installed and paid for by Tenant less any amounts received or to be received by Tenant outside of the award as compensation for Tenant's interest in those improvements. If Tenant elects to remove some or all of the improvements pursuant to California Code of Civil Procedure Section 1263.260, then the value of such improvements removed shall be excluded form the calculation. Landlord shall have the exclusive right to negotiate or litigate the award with the authority exercising the power of eminent domain. Landlord shall cooperate with Tenant in Tenant's efforts to recover compensation for relocation costs, loss of personal property not treated as improvements pertaining to realty and loss of goodwill. Tenant waives the provisions of California Code of Civil Procedure
Section 1265.130.

         33. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the Owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations for the Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, if the purchaser has agreed in writing to carry out any and all covenants and obligations of the Landlord hereunder, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

         34. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quire possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not adversely affect the leaseholder or Tenant's right hereunder.

         35. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at time of acceptance of such rent.

         36. HOLDING OVER: Any holding over after the termination or expiration of the said term, shall be construed to be a hold over tenancy and Tenant shall pay rent to Landlord at a rate equal to one and one-half (1 1/2) times the monthly rental installment due in the month preceding the termination or expiration of the Lease and shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercises of any such option as required hereunder.

         37.SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

         38. ESTOPPEL CERTIFICATES: Tenant shall at any time during the term of this Lease, upon not less than five (5) business days prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are not uncured defaults in Landlord's performance.

         39. OPTIONS TO EXTEND: Tenant shall have the option and right to extend the term of this Lease for two (2) separate additional and successive option periods of five (5) years each, (each such period being referred to as the "Renewal Term"). The rental during each such renewal term shall be determined by increasing the annual rental by 2.5% of the annual rental then being paid in the year immediately preceding the renewal term and continuing to be adjusted by increasing 2.5% each and every year throughout the renewal term. Tenant's options are subject to the following conditions precedent: (i) Tenant alone is in occupation of and is conducting g the business in at least sixty six and two-thirds percent (66 2/3%) of the Premises and Tenant, for itself and its successors and assigns, hereby expressly acknowledges and agrees that this Option to Extend is personal to Tenant; and (ii) Tenant has delivered written notice by certified mail to Landlord not less than one hundred and twenty (120) days prior and not more than one hundred and eighty (180) day prior to the expiration of the then existing term of the Lease of Tenant's intention to extend the term of the Lease.

         40. THIS PARAGRAPH INTENTIONALLY DELETED.

         41. THIS PARAGRAPH INTENTIONALLY DELETED.

         42. OPTIONS: Except as provided in Article 39, all Options provided Tenant in this Lease are personal and granted to original Tenant and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

         Notwithstanding the above, if the assignment is a result of the transfer of Tenant's stock as permitted by Article 31, the options to extend will survive the assignment.

         43. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the term and any extensions thereof.

         44. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease, and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Tenant.

         45. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises or any other Premises lease by Landlord to Tenant and owned by Landlord including the improvements and real property and neither Landlord or any of its partners shall be liable personally for an deficiency.

         46. AUTHORITY OF PARTIES: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.


         47. THIS PARAGRAPH INTENTIONALLY DELETED

         48. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

         49. THIS PARAGRAPH INTENTIONALLY DELETED

         If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

         This Lease shall be governed by and construed in accordance with California law. All sums due hereunder, including rent and additional rent, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

         Time is of the essence hereunder.

         The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof nor shall any phrases in capital letters have nay increased emphasis. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

         If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may without notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment. Any delinquent sum shall bear interest at the maximum lawful contract rate permitted to be charged under California law.

         If Landlord becomes a party to any litigation concerning this Lease, the Premises, the Building or the Project by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees, court costs and litigation expenses incurred by Landlord in the litigation, whether such litigation leads to actual court action.

         All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

         Whenever a consent of a party to this Lease is required, such consent will not be arbitrarily or unreasonably withheld or delayed.

         IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD:                                            TENANT:

SOBRATO INTERESTS III                                ZYCON CORPORATION,
a California Limited Partnership                     a Delaware Corporation





By:  /s/ John M. Sobrato                             By: /s/ Ronald H. Donati
     ----------------------------------                  ---------------------
     John M. Sobrato, Trustee under THE              Ronald H. Donati
     JOHN MICHAEL SOBRATO 1985                       Its:  President
     SEPARATE PROPERTY TRUST
     Its:  General Partner

                               EXHIBIT "C" and "D"


                                    NOT USED

                                   EXHIBIT "E"

                            GUIDELINE SPECIFICATIONS
                           PROJECT: ZYCON CORPORATION
                            BUILDING SHELL DEFINITION



BUILDING SHELL DEFINITION

         The Building Shell includes the following items:

                  1.       Site Work

                           a. Asphalt concrete paving, wheel stops, and
stripping.

                           b. Concrete sidewalks, concrete curbs extending
through base rock, gutter, driveway, approaches, and plaster walls.

                           c. Landscaping, landscape lighting, including
photocells and automatic irrigation system.

                           d. Underground utilities - one 3" water, gas, fire
line, domestic sanitary line, site storm drainage system and, empty primary and secondary electrical line, all of which shall be stubbed into building.

                  2.       Building Structure

         Includes all elements necessary to provide for a completely waterproof Building Shell including but not limited to:

                           a. Concrete foundation and 5" slab-on-grade including
all reinforcing steel and wire mesh for 3,000 lb. loading including loading dock if applicable.

                           b. Structural steel columns and beams.

                           c. Wood panelized glulam roof structure with #420 WMD
or equal fiberglass built-up roofing including roof drainage plumbing tied into site storm system.

                           d. Glass, glazing and perimeter roll up or hollow
metal doors including normal passage hardware.

                           e. Concrete tilt-up or plaster on metal stud framed
exterior walls.

                           f. Exterior painting.

                           g. 6" sewer gut line run from front to back wall of
building.

                           h. A park standard flag pole and monument sign
without lettering.

                           i. Concrete depressed loading with two docks
including manual dock levers, 10' x 12' high lift doors and forklift ramp.

                           j. Concrete refuse pads adequately screened.

                           k. 2' x 8' roof access including ships ladder.

                           l. 3" over 10" paving at loading areas and dedicated
truck lanes.

                           m. The cost of providing home office and on site
supervision and administration of the shell construction.

TENANT INTERIOR IMPROVEMENT DEFINITION

         The Tenant Interior Improvements to be specified by Tenant subject to the reasonable approval of Landlord shall include the following.

                  1. Insulation: Thermal or sound insulation, except requirements of Title 24 to be included in shell cost.

                  2. Partitions: Textured gypboard or demountable vinyl covered partitions over metal stud framing at 24" on center, with 2-1/2" rubber base as required per Tenant Floor Plan.

                  3. Stairs, handrails, and shafts including sound insulation (if multi-story).

                  4. Elevators: Elevators and shafts (if multi-story).

                  5. Doors and hardware: Full height, solid core, laminate doors with anodized aluminum frame and lever handle latch set hardware as required per Tenant Floor Plan.

                  6. Ceiling: Suspended T-bar ceiling with 2' x 4' 5/8" thick fire rated acoustical tile or textured sheetrock over metal stud framing as required per Tenant Floor Plan.

                  7. Lighting: 2' x 4' recessed fluorescent lighting fixtures as required per Tenant Floor Plan.

                  8. Electrical: Primary and secondary wire, main switchgear, power and lighting panels, electrical outlets, telephone outlets, light switches and other required electrical distribution per Tenant Floor Plan.

                  9. Floor Covering: Cut pile or textured loop glued down carpet or VAT as required per Tenant Floor Plan.

                  10. Window Covering: Horizontal aluminum one-inch salt blinds as required per Tenant Floor Plan.

                  11. Life Safety Systems: Semi-recessed ceiling-mounted fire sprinklers and gridwork as required per Tenant Floor Plan, including required fire hoses, cabinets and fire extinguishers.

                  12. HVAC: Roof or pad mounted built-up or package units including high and low pressure ducting and shafts, VAV boxes, supply and return diffusers, and mechanical screening if required.

                  13. Plumbing: Restrooms and janitor closets including ceramic tile, fixtures, mirrors, partitions and accessories, drinking fountains, sinks, floor drains, coffee bars and other plumbing work as required per Tenant Floor Plan.

                  14. Millwork: Millwork or cabinetry as required per Tenant Floor Plan.

                  15. Interior Glazing: Glass or glazing as required per Tenant Floor Plan.

                  16. The cost of Governmental permit fees including but not limited to sewer discharge fees, construction taxes, electrical connection fees, City plan check and permit fees; architectural and engineering fees to provide working drawings for Tenant's supplied preliminary plans.

                  17. The cost of all consultant fees required to obtain all the necessary governmental approvals for tenants use of toxic materials within the building.

                  18. THIS PARAGRAPH DELETED INTENTIONALLY.

                  19. The cost of the tenant improvements including fit-up of special areas shall include six percent (6.0%) fee to Sobrato Construction Corporation to cover all of the following: field superintendent, temporary on-site facilities; home office administration, supervision, and coordination; financing fees, construction interests; construction period insurance; on-site security and clean-up services during construction, and contractor's profit.

         Landlord and Tenant must each approve the Tenant Floor Plan for Tenant Interior Improvements to the building. Landlord will prepare the Tenant Floor Plan based on final improvement drawings and information supplied by Tenant. Tenant will have ten (10) business days from receipt to approve or disapprove any plans, and failure to timely disapprove shall mean approval. Said approval shall not be unreasonably withheld. Tenant, at Tenant's expense, to supply Landlord with preliminary improvement information including one-line drawings of Tenant's wall layout, preliminary electrical and air conditioning loads by March 1, 1996.

         Complete working drawings for all interior improvements including electrical, air conditioning, and piping, to be provided Landlord prior to April 1, 1996. Any substantial changes to the final Tenant interior working drawings provided after March 1, 1996 which Landlord can prove causes the Lease Commencement Date to be delayed, shall cause the Lease Commencement Date to occur one (1) day in advance of substantial completion as defined in the Lease for each day of delay. Provided further that a total of five (5) days in delay shall be granted Tenant for miscellaneous changes prior to the Landlord enforcing the terms of this Article.

         Tenant will be permitted to install its fixtures and assembly equipment during Landlord's construction of interior improvements at no rental cost, provided it does not interfere with Landlord's construction schedule, and employs Union labor unless Landlord and Tenant have secured agreements from sub-contractors permitting equipment suppliers and Zycon mechanics to install equipment.